UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

_______________________

HARDWIRED INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	73-1602395
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1078 Budapest Marek Jozsef utca 35
Hungary	N/A
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: Form SB-2, File No. 333-60880

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.001 per share (the “Common Stock”), of Hardwired Interactive, Inc., a Nevada corporation (“Hardwired”), is qualified in its entirety by reference to the full text of the Certificate of Incorporation and Bylaws of Hardwired, which are set forth as Exhibits 3.1 and 3.2 respectively, to this registration statement and are incorporated herein by reference.

A description of the Common Stock of Hardwired is set forth under “Description of Securities” in Hardwired’s registration statement on Form SB-2, filed with the U.S. Securities and Exchange Commission on May 14, 2001.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated herein by reference to the Form SB-2 filed on May 14, 2001).

3.2	By-laws (incorporated herein by reference to the Form SB-2 filed on May 14, 2001).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HARDWIRED INTERACTIVE, INC.

Date:  December 5, 2011

By:	/s/ Peter Vasko
Peter Vasko
Chief Executive Officer and Director